                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 15, 2002

                        American Achievement Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                  333-84294                           13-4126506
            (Commission File Number)                (I.R.S Employer
                                                  Identification No.)

                      7211 Circle S Drive, Austin, TX 78745
               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code (512) 444-0571

The registrant, American Achievement Corporation ("AAC" or the "Company"), hereby amends Item 7 of its Current Report on Form 8-K dated July 15, 2002 (the "Form 8-K") to include the required financial statements of Milestone Marketing, Incorporated ("Milestone") and the required pro forma financial information for which it was impracticable to provide at the time the Form 8-K was initially filed.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

    The following information is included in this report beginning at page F-1:

                        MILESTONE MARKETING, INCORPORATED

   -  Independent Auditors' Report
   -  Balance Sheets as of August 31, 2001 (As restated) and May 31, 2002
   - Statements of Operations and Accumulated Deficit for the fiscal year ended August 31, 2001 and the nine months ended May 31, 2002
   -  Statements of Cash Flows for the year ended August 31, 2001 and the nine months ended May 31, 2002
   -  Notes to Financial Statements

(b) Pro Forma Financial Information.

    The Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended August 25, 2001 and the nine months ended May 25, 2002 give effect to our acquisition of Milestone as if it had occurred at the beginning of the applicable period presented. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended
    August 25, 2001, is based on the historical financial statements of the Company and Milestone. The Unaudited Pro Forma Condensed Combined Balance Sheets give effect to our acquisition of Milestone as if it had occurred as of August 25, 2001 and May 25, 2002.

    The pro forma data is not necessarily indicative of our results of operations or financial position had this transaction taken place on the dates indicated and is not intended to project our results of operations or financial position for any future period or date.

    The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that we deem appropriate and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere herein pertaining to Milestone.

    The Milestone acquisition, given effect in the Pro Forma Condensed Combined Financial Information, is accounted for using the purchase method of accounting. The aggregate purchase price of Milestone is allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Condensed Combined Financial Information is preliminary for the Milestone acquisition. The final allocation of the purchase price is contingent upon the receipt of final appraisals of the acquired assets and the revision of other estimates;however, the allocation is not expected to differ materially from the preliminary allocation.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED AUGUST 25, 2001
                            (DOLLARS IN THOUSANDS)



                                                                Historical Statements
                                                             ---------------------------

                                                     American
                                                    Achievement             Milestone            Pro Forma
                                                    Corporation          Marketing, Inc.        Adjustments
                                                    Fiscal Year            Fiscal Year            for the
                                                       Ended                  Ended              Milestone                 Pro
                                                  August 25, 2001      August 31, 2001(1)       Acquisition               Forma
                                                  ---------------      ------------------       -----------            ----------
Net Sales                                           $  281,053              $  7,553            $        -             $  288,606
Cost of Sales                                          142,164                 3,951                     -                146,115
                                                    ----------              --------            ----------             ----------
     Gross profit                                      138,889                 3,602                     -                142,491
Selling, general and administrative
   expenses                                            119,972                 4,116                   (61) (2)            124,027
                                                    ----------              --------            ----------             ----------
     Operating income                                   18,917                  (514)                   61                 18,464

Interest expense, net                                   22,846                   284                 1,063  (3)            24,193
Other income                                                 -                   (12)                    -                    (12)
                                                    ----------              --------            ----------             ----------

     Income (loss) before provision for
        income taxes                                    (3,929)                 (786)               (1,002)                (5,717)
Provision (benefit) for income taxes (4)                (1,443)                    -                     -                 (1,443)
                                                    ----------              --------            ----------             ----------
     Net income (loss) (5)                              (2,486)                 (786)               (1,002)                (4,274)
Preferred dividends                                     (1,200)                    -                     -                 (1,200)
                                                    ----------              --------            ----------             ----------
     Net income (loss) from
        continuing operations                       $   (3,686)             $   (786)           $   (1,002)            $   (5,474)
                                                    ==========              ========            ==========             ==========


See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MAY 25, 2002
                            (DOLLARS IN THOUSANDS)



                                                        Historical Statements
                                                        ---------------------
                                                   American
                                                 Achievement            Milestone             Pro Forma
                                                 Corporation         Marketing, Inc.         Adjustments
                                                 Nine Months           Nine Months             for the
                                                    Ended                 Ended               Milestone             Pro
                                                 May 25, 2002       May 31, 2002 (1)         Acquisition           Forma
                                                 ------------       ----------------         -----------         ---------
Net Sales                                         $248,655            $   5,315               $       -           $ 253,970
Cost of Sales                                      113,403                3,157                       -             116,560
                                                  --------            ---------               ---------           ---------
     Gross profit                                  135,252                2,158                       -             137,410
Selling, general and administrative
   expenses                                        103,845                3,864                    (101) (2)        107,608
                                                  --------            ---------               ---------           ---------
     Operating income                               31,407               (1,706)                    101              29,802
Interest expense, net                               18,387                  276                     701  (3)         19,364
Other expense                                        2,644                   16                       -               2,660
                                                  --------            ---------               ---------           ---------
     Income (loss) before provision for
        income taxes                                10,376               (1,998)                   (600)              7,778
Provision (benefit) for income taxes (4)             5,589                    -                                       5,589
                                                  --------            ---------               ---------           ---------
     Net income (loss) (5)                           4,787               (1,998)                   (600)              2,189
Preferred dividends                                   (900)                   -                       -                (900)
                                                  --------            ---------               ---------           ---------
     Net income (loss) from
        continuing operations                     $  3,887            $  (1,998)              $    (600)          $   1,289
                                                  ========            =========               =========           =========


See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF
                             OPERATIONS
                FOR THE FISCAL YEAR ENDED AUGUST 25, 2001 AND
                      THE NINE MONTHS ENDED MAY 25, 2002

(1) We acquired Milestone on July 15, 2002. Therefore, the results of operations for Milestone have not been included in our historical financial statements presented, but are reflected in this adjustment for the historical statement of operations of Milestone for the fiscal year ended August 31, 2001 and the nine months ended May 31, 2002.

(2) Adjustments to reflect the estimated pro forma depreciation for tangible assets and amortization of intangible assets for the fiscal year ended August 25, 2001 and the nine months ended May 25, 2002, based on their estimated fair market values and their respective useful lives.

    For purposes of calculating pro forma amounts, for the fiscal year ended August 25, 2001 and the nine months ended May 25, 2002:

      (i) the fair value of the property, plant and equipment acquired was approximately $0.1 million, which is being depreciated over four years for equipment. The adjustments for the fiscal year ended August 25, 2001 and the nine months ended May 25, 2002 represent a pro rata amount of the annual computed depreciation and amortization expense.

      (ii) the fair value of distribution contracts/relationships acquired was approximately $1.1 million, which is being depreciated over ten years. The adjustments for the fiscal year ended August 25, 2001 and the nine months ended May 25, 2002 represent a pro rata amount of the annual computed depreciation and amortization expense.



                                              Fiscal Year           Nine Months
                                                 Ended                 Ended
                                             August 25, 2001        May 25, 2002
                                             ---------------        ------------
                                                     (Dollars in thousands)

Amortization of Intangible Assets                  110                    83
Depreciation                                      (171)                 (184)
                                                 -----                 -----
           Total adjustments                      $(61)                $(101)
                                                 =====                 =====


      (iii) the fair value of goodwill and tradename of approximately
      $16.1 million and $1.0 million, respectively, are not being amortized in accordance with our anticipated adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" (SFAS 142) beginning on September 1, 2002, the first day of fiscal 2003. According to SFAS 142, goodwill and intangible assets determined to have an indefinite life acquired in a business combination for which the acquisition date is after June 30, 2001, shall not be amortized.

(3) Adjustment to reflect the following:

                                                                 Fiscal Year                   Nine Months
                                                                    Ended                         Ended
                                                               August 25, 2001                 May 25, 2002
                                                               ---------------                 ------------
                                                                         (Dollars in thousands)
Elimination of historical interest expense                           (284)                         (276)
Incremental interest expense on credit facility                     1,347                           977
                                                                 --------                         -----
            Total adjustments                                    $  1,063                         $ 701
                                                                 ========                         =====

      i)elimination of Milestone historical interest expense associated with senior and subordinated debt paid in full at the time of acquisition.

      ii)incremental interest expense associated with the draw of $15.85 million made against our senior revolving credit facility to finance the acquisition, using the effective interest rate of 8.5% for all historical periods presented.

(4) Provision/(benefit) for income taxes in our historical statements of operations reflect the Company's effective tax rate as it relates to the expected annual benefits from the net operating loss carryback generated in years ending August 31, 2002 and August 25, 2001 attributable to Taylor Senior Holding Corp (TSHC) as a percentage of the Company's expected annual pretax loss from continuing operations. No net federal income tax benefit is reflected in the income statement for net operating losses to be carried forward since realization of the potential benefit of net operating loss carry-forwards is not considered to be more likely than not.

    For the nine months ended May 25, 2002, no tax benefits have been recorded on a pro forma basis for the losses from Milestone due to the fact that a full valuation allowance against additional net operating loss carryforwards would result on a pro forma basis.

(5) Net income (loss) in our historical statements of operations, for purposes of this pro forma presentation, excludes the effect of the following:

      i)the cumulative effect of change in accounting principle, representing a loss of $1.8 million, recorded for the fiscal year ended August 25, 2001, due to the adoption of SAB 101 as of August 27, 2000.

      ii)the nonrecurring loss on extraordinary extinguishment of debt of $5.3 million, net of tax benefit, for the nine months ended May 25, 2002. On February 20, 2002, in conjunction with the issuance of the Unsecured Notes and entering into the Senior Secured Credit Facility, the Company paid off the then outstanding term loans and revolver under the former credit facility and bridge notes to affiliates. The loss was recognized as a result of writing off the related unamortized deferred financing costs.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF AUGUST 25, 2001
                            (DOLLARS IN THOUSANDS)

                                                               Historical Statements
                                                            --------------------------
                                                                                                    Pro Forma
                                                                                                   Adjustments
                                                      American Achievement        Milestone          for the
                                                           Corporation          Marketing, Inc      Milestone
                                                         August 25, 2001       August 31, 2001     Acquisition          Pro Forma
                                                         ---------------       ---------------     -----------         -----------
ASSETS
Current assets:
   Cash and cash equivalents                                $   2,636                  $   289       $     (47) (1)      $  2,878
   Accounts receivable                                         49,931                      332             -               50,263
   Income tax receivable                                          776                        -             -                  776
   Inventories                                                 26,672                      171             -               26,843
   Prepaid expenses and other current assets                   20,158                       58             -               20,216
                                                            ---------                  -------       ---------           --------
      Total current assets                                    100,173                      850             (47)           100,976


Property, plant and equipment, net                             64,842                      650             -               65,492
Intangibles, net                                               42,299                        -           2,100  (1)        44,399
Goodwill, net                                                 147,497                        -          13,565  (1)       161,062
Other assets                                                   30,160                      140             -               30,300
                                                            ---------                  -------       ---------           --------
            Total assets                                    $ 384,971                  $ 1,640       $  15,618           $402,229
                                                            =========                  =======       =========           ========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Bank overdraft                                           $   4,243                  $     -       $       -           $  4,243
   Accounts payable and accrued expenses                       35,135                      567             736  (1)        36,438
   Customer deposits                                           24,180                      105               -             24,285
   Deferred revenue                                             6,799                        -               -              6,799
   Current portion of long-term debt                           12,900                    3,013          (3,013) (2)        12,900
                                                            ---------                  -------       ---------           --------
      Total current liabilities                                83,257                    3,685          (2,277)            84,665

Long-term debt, net of current portion                        183,714                       42          15,850  (1)       199,564
                                                                                                           (42) (2)
Bridge notes to affiliates                                     26,995                        -               -             26,995
Other long-term liabilities                                     4,527                        -               -              4,527
                                                            ---------                  -------       ---------           --------
            Total liabilities                                 298,493                    3,727          13,531            315,751


Reedemable Minority Interest in Subsidiary                     15,650                        -               -             15,650
Commitments and contingencies
Stockholders' equity:
   Preferred stock                                                 10                        -               -                 10
   Common stock                                                     8                        -               -                  8
   Additional paid-in capital                                  94,760                      481            (481) (3)        94,760
   Accumulated other comprehensive loss                        (2,751)                       -               -             (2,751)
   Accumulated deficit                                        (21,199)                  (2,568)          2,568  (3)       (21,199)

                                                            ---------                  -------       ---------           --------
            Total stockholders' equity                         70,828                   (2,087)          2,087             70,828
                                                            ---------                  -------       ---------           --------
            Total liabilities and stockholders' equity      $ 384,971                  $ 1,640       $  15,618           $402,229
                                                            =========                  =======       =========           ========

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF MAY 25, 2002
                            (DOLLARS IN THOUSANDS)


                                                                Historical Statements
                                                               -----------------------
                                                                                                   Pro Forma
                                                                                                  Adjustments
                                                       American Achievement      Milestone          for the
                                                            Corporation       Marketing, Inc       Milestone
                                                           May 25, 2002        May 31, 2002       Acquisition         Pro Forma
                                                           ------------        ------------       -----------         ---------
ASSET
Current assets:
   Cash and cash equivalents                                $    1,999            $     369        $     (47) (1)     $   2,321
   Accounts receivable                                          77,112                  279                -             77,391
   Inventories                                                  27,669                  152                -             27,821
   Prepaid expenses and other current assets                    17,891                   38                -             17,929
                                                            ----------            ---------        ---------          ---------
      Total current assets                                     124,671                  838                -            125,462

Property, plant and equipment, net                              64,345                  456                -             64,801
Intangibles, net                                                41,140                    -            2,100  (1)        43,240
Goodwill, net                                                  144,739                    -           15,575  (1)       160,314
Other assets                                                    30,483                  121                -             30,604
                                                            ----------            ---------        ---------          ---------
            Total assets                                    $  405,378            $   1,415        $  17,628          $ 424,421
                                                            ==========            =========        =========          =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Bank overdraft                                           $    5,159            $       -        $       -          $   5,159
   Accounts payable and accrued expenses                        53,572                1,567              736  (1)        55,875
   Customer deposits                                            35,625                  890                -             36,515
   Deferred revenue                                              3,369                    -                -              3,369
   Current portion of long-term debt                                 -                3,014           (3,014) (2)             -
                                                            ----------            ---------        ---------          ---------
      Total current liabilities                                 97,725                5,471           (2,278)           100,918

Long-term debt                                                 216,975                   29           15,850  (1)       232,825
                                                                     -                    -              (29) (2)             -
Other long-term liabilities                                      3,793                    -                -              3,793
                                                            ----------            ---------        ---------          ---------
            Total liabilities                                  318,493                5,500           13,543            337,536

Reedemable Minority Interest in Subsidiary                      16,550                    -                -             16,550
Commitments and contingencies
Stockholders' equity:
   Preferred stock                                                  10                    -                -                 10
   Common stock                                                      8                    -                -                  8
   Additional paid-in capital                                   95,310                  481             (481) (3)        95,310
   Accumulated other comprehensive loss                         (2,419)                   -                -             (2,419)
   Accumulated deficit                                         (22,574)              (4,566)           4,566  (3)       (22,574)
                                                            ----------            ---------        ---------          ---------
            Total stockholders' equity                          70,335               (4,085)           4,085             70,335
                                                            ----------            ---------        ---------          ---------
            Total liabilities and stockholders' equity      $  405,378            $   1,415        $  17,628          $ 424,421
                                                            ==========            =========        =========          =========

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

      NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                       AUGUST 25, 2001 AND MAY 25, 2002

(1) Adjustment reflects the purchase price allocation for the Milestone acquisition as of August 31, 2001 and May 31, 2002 and the related draw on the Senior Secured Credit Facility of $15.85 million to finance the transaction in addition to the accrual of certain severance and relocation expenses.

(2) Adjustment to reflect the Company paying in full all the outstanding senior and subordinated debt and related outstanding interest of Milestone at the time of acquisition.

(3) Adjustment to reflect:

      i) the net effect of the elimination of the historical deficit of Milestone based on the purchase method of accounting.

      ii) The net effect of the elimination of Milestone additional paid in capital to reflect consolidation with the Company's financial statements.

MILESTONE MARKETING INCORPORATED

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                           PAGE

INDEPENDENT AUDITORS' REPORT                                               F-2

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED
   AUGUST 31, 2001:

   Balance Sheet (As restated, see Note 6)                                 F-3

   Statement of Operations and Accumulated Deficit                         F-4

   Statement of Cash Flows                                                 F-5

   Notes to Financial Statements                                     F-6 - F-9

INDEPENDENT AUDITORS' REPORT


Board of Directors
Milestone Marketing Incorporated
Exton, Pennsylvania

We have audited the accompanying balance sheet of Milestone Marketing Incorporated (the "Company") as of August 31, 2001, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Milestone Marketing Incorporated as of August 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6, the balance sheet as of August 31, 2001 has been restated from that previously reported.



September 26, 2002




MILESTONE MARKETING INCORPORATED

BALANCE SHEET (AS RESTATED, SEE NOTE 6)
AUGUST 31, 2001
----------------------------------------------------------------------------------------------------------------------------------


ASSETS                                                               LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT ASSETS:                                                      CURRENT LIABILITIES:
  Cash                                              $ 289,488          Current portion of long-term debt              $ 3,013,167
  Accounts receivable (net of allowance for                            Accounts payable                                   323,866
    doubtful accounts of $42,878)                     331,700          Accrued expenses                                    62,390
                                                                       Royalties payable                                  180,574
  Inventory                                           171,268          Deferred revenue                                   105,067
                                                                                                                       ----------
  Prepaid expenses                                     57,984
                                                    ---------
                                                                                Total current liabilities               3,685,064
                                                                                                                       ----------
           Total current assets                      850,440
                                                     -------

PROPERTY AND EQUIPMENT:                                              LONG-TERM DEBT, NET OF CURRENT PORTION                41,407
                                                                                                                       -----------
  Equipment                                            95,259
  Leasehold improvements                               28,661
  Transportation equipment                            119,033
  Office equipment, furniture and fixtures             45,560
  Tools and dies                                      193,659
  Computer equipment and software                     545,494        COMMITMENTS AND CONTINGENCIES
                                                     --------

                                                    1,027,666
  Less accumulated depreciation                      (377,566)
                                                    ---------

NET PROPERTY AND EQUIPMENT                            650,100
                                                    ---------
                                                                     STOCKHOLDERS' DEFICIENCY
OTHER ASSETS:                                                          Common stock:
  Deferred financing costs (net of accumulated                          Voting, no par value, authorized 1,000
    amortization of $20,286)                          113,125           shares; issued and outstanding, 100 shares
  Deposits                                             26,140           Additional paid-in capital                         481,000
                                                    ---------
                                                                       Accumulated deficit (as restated, see Note 6)    (2,567,666)
                                                                                                                       -----------
           Total other assets                         139,265
                                                    ---------
                                                                                Total stockholders' deficiency          (2,086,666)
                                                                                                                       -----------

TOTAL ASSETS                                     $  1,639,805        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY    $ 1,639,805
                                                 ============                                                          ===========


See notes to financial statements.


MILESTONE MARKETING INCORPORATED

STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
YEAR ENDED AUGUST 31, 2001
----------------------------------------------------------------------------------------------------
NET SALES                                                                              $  7,553,376

COST OF GOODS SOLD                                                                        3,951,729
                                                                                          ---------

           Gross profit                                                                   3,601,647
                                                                                          ---------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                              4,115,754
                                                                                          ---------

LOSS FROM OPERATIONS                                                                       (514,107)

OTHER (INCOME) AND EXPENSE, NET:
  Interest expense                                                                          284,011
  Other income                                                                              (12,098)
                                                                                           --------

           Total other expense, net                                                         271,913
                                                                                           --------

NET LOSS                                                                                   (786,020)

ACCUMULATED DEFICIT, BEGINNING OF PERIOD                                                 (1,781,646)
                                                                                         -----------

ACCUMULATED DEFICIT, END OF PERIOD                                                     $ (2,567,666)
                                                                                       =============

See notes to financial statements.



MILESTONE MARKETING INCORPORATED

STATEMENT OF CASH FLOWS
YEAR ENDED AUGUST 31, 2001
---------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                                     $  (786,020)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                                                                                  209,441
    Changes in assets and liabilities that relate to operations:
     Decrease in accounts receivable                                                                               623,056
     Decrease in inventory                                                                                          17,920
     Increase in prepaid expenses                                                                                  (40,162)
     Decrease in deposits                                                                                           42,651
     Decrease in accounts payable                                                                                 (246,624)
     Decrease in accrued expenses                                                                                  (36,845)
     Decrease in royalties payable                                                                                (141,724)
     Decrease in deferred revenue                                                                                  (42,908)
                                                                                                                  --------

           Net cash used in operating activities                                                                  (401,215)
                                                                                                                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES--
  Purchase of property and equipment                                                                              (458,081)
                                                                                                                 ---------

           Net cash used in investing activities                                                                  (458,081)
                                                                                                                 ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments on line-of-credit                                                                                  (400,000)
  Payments on long-term debt                                                                                    (1,278,845)
  Net proceeds from long-term debt                                                                               3,000,000
  Cash expended for deferred financing costs                                                                      (125,366)
                                                                                                                 ---------

           Net cash provided by financing activities                                                             1,195,789
                                                                                                                 ---------

NET INCREASE IN CASH                                                                                               336,493

CASH, BEGINNING OF PERIOD                                                                                          (47,005)
                                                                                                                 ---------

CASH, END OF PERIOD                                                                                             $  289,488
                                                                                                                ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                                                        $  242,511
                                                                                                                ==========


See notes to financial statements.

MILESTONE MARKETING INCORPORATED

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED AUGUST 31, 2001
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION AND OPERATIONS--Milestone Marketing Incorporated (the "Company") was incorporated in December 1993 under the laws of the Commonwealth of Pennsylvania. The Company's business is to sell traditional college rings primarily to college graduates through alumni associations. The Company also sells watches, clocks, caps and gowns and announcements.

      On July 15, 2002, American Achievement Corporation, Inc. ("AAC") of Austin, TX, a manufacturer of scholastic products and an industry leader in class rings and school year books, acquired the Company for $15,750,000, subject to adjustment in accordance with the purchase agreement. As part of the acquisition, AAC extinguished all of the Company's senior and subordinated debt (see Note 3) and related outstanding interest.

      USE OF ESTIMATES--Management uses estimates and assumptions in preparing its financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from estimates that were used.

      CASH--The Company maintains cash at a financial institution with headquarters in Philadelphia, Pennsylvania which may exceed federally insured amounts at times.

      INVENTORY--Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory consists of watches and watch dials.

      PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the lives of the assets are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which range from 3 to 5 years.

      Depreciation amounted to $197,200 for the year ended August 31, 2001.

      The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews for impairment of long-lived assets and certain identifiable intangibles to be held and used whenever events or changes in circumstances indicate that the carrying amount of its assets might not be recoverable and has concluded no financial statement adjustment is required.

      DEFERRED FINANCING COSTS--Deferred financing costs related to the senior subordinated debt (see Note 3) are being amortized on the straight-line method over a five-year period. Amortization was $12,241 for the year ended August 31, 2001.

      CONCENTRATIONS--Two vendors accounted for approximately 86% of total purchases for the year ended August 31, 2001. Amounts due to the two vendors were approximately 46% of the accounts payable balance as of August 31, 2001.

      NEW ACCOUNTING PRONOUNCEMENTS--In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS-REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL, AND INFREQUENT OCCURRING EVENTS AND TRANSACTIONS. This statement is effective for fiscal years beginning after December 15, 2001. Management has not yet determined the impact that the adoption of SFAS No. 144 will have on its financial position or results of operations when such statement is adopted.

2.    LINE-OF-CREDIT

      The Company maintains a line-of-credit of $1,045,000 with a bank, payable on demand of which $-0- was outstanding as of August 31, 2001. Interest is payable monthly at the prime rate (prime was 6.5% as of August 31, 2001) plus 1%. The line-of-credit is collateralized by the assets of the Company and is guaranteed by the Company's stockholders. The line is used for working capital purposes.

3.    LONG-TERM DEBT AND WARRANTS

      Long-term debt as of August 31, 2001 is as follows:

         Auto loans payable, due in monthly
          payments ranging from $577 to $869,
          including interest ranging from 7.50% to
          7.99%; collateralized by the autos.
          Payments extend through July, 2005.                                        $   54,574

         Senior subordinated debt, due in twelve
          equal quarterly installments beginning
          March 31, 2005, plus interest payable
          monthly at 12%; collateralized by the
          assets and common stock of the
          Company (subordinated to the line-of-credit;
          see Note 2)                                                                 3,000,000
                                                                                     ----------

                                                                                      3,054,574
         Less current portion                                                         3,013,167
                                                                                     ----------

         Total                                                                       $   41,407
                                                                                     ==========

      Scheduled maturities of long-term debt as of August 31, 2001 (before the classification to current of the subordinated debt, as noted below) are as follows:


YEAR ENDING AUGUST 31

2002                                                              $    13,167
2003                                                                   15,162
2004                                                                   15,879
2005                                                                  510,366
2006                                                                1,000,000
Thereafter                                                          1,500,000
                                                                  -----------

Total                                                             $ 3,054,574
                                                                  ===========


      Interest expense on all debt was $284,011 for the year ended August 31, 2001.

      The subordinated debt includes a commitment for another $500,000 on the same terms, subject to mutually agreed upon performance criteria.

      In connection with the issuance of the subordinated debt on March 16, 2001, the Company issued detachable put warrants which gives the lender the right to purchase 43 shares of common stock at $0.01 per share through December 31, 2012. In addition, the lender can put the warrants to the Company for cash beginning in 2006 at an amount based on a multiple of earnings before interest, taxes, depreciation and amortization.

      The Company accounts for the warrants under EITF Issue 88-9, PUT WARRANTS, and has determined that the value assigned as of March 16, 2001 and August 31, 2001 is $0.

      The subordinated debt agreement contains certain financial covenants pertaining to maintenance of net worth and indebtedness to earnings ratios. As of August 31, 2001, the Company has not met such financial covenants, as such the subordinated debt agreement is classified as current at August 31, 2001.

4.    INCOME TAXES

      Prior to March 16, 2001, the Company had elected to be taxed under the provisions of subchapter S of the Internal Revenue Code and Pennsylvania Tax Reform Code. Under these provisions, the Company did not pay federal or state income taxes on its taxable income. Instead, the Company's income, losses and credits were included in the individual tax returns of the Company's stockholders. Effective March 16, 2001, the Company terminated its S election.

      The Company provides for federal and state income taxes at the statutory rates in effect on the reported pretax financial statement income. The difference between tax and financial statement income is due to certain income tax provisions which are followed for tax purposes, such as depreciation. Temporary differences between tax and financial statement income result in deferred taxes. Deferred taxes are recorded in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. The net deferred tax asset of $154,400 is reserved for by a valuation allowance as it is more likely than not that the Company will not realize the benefit.

      The tax effects of temporary differences that give rise to the deferred tax assets are as follows:

      Allowance for doubtful accounts                       $    6,700
      Depreciation                                               6,700
      NOL                                                      141,000
                                                            ----------
                                                               154,400
      Valuation allowance                                     (154,400)
                                                            -----------
      Deferred tax asset                                     $       0
                                                            ===========

      The Company has federal and state net operating loss carryforwards of approximately $416,000. If unused, the federal and state net operating loss carryforwards will expire through 2021.

5.    COMMITMENTS

      LEASES--The Company leases office space, autos and furniture under operating leases expiring through September, 2006.

      The following is a schedule of future minimum rental payments under the above operating leases as of August 31, 2001:


YEAR ENDING AUGUST 31

2002                                                              $   125,295
2003                                                                  111,509
2004                                                                  106,717
2005                                                                  106,717
2006                                                                      --
Thereafter                                                                --
                                                                  -----------

Total                                                             $   450,238
                                                                  ===========


      Rent expense amounted to $89,240 for the year ended August 31, 2001.



6.    RESTATEMENT

      The Company has restated its previously reported balance sheet as of August 31, 2001. The following is a reconciliation of accumulated deficit, as previously reported to accumulated deficit, as restated.

      Accumulated deficit, as previously reported                                         (2,381,224)
      Reclass loan forgiveness from accumulated deficit to additional paid-in capital       (100,000)
      Decrease in deferred tax asset                                                         (76,000)
      Other                                                                              $   (10,442)
                                                                                         -----------
      Accumulated deficit, as restated                                                    (2,567,666)
                                                                                         ===========

7.    RELATED PARTY TRANSACTIONS

      During the year ended August 31, 2001, the Company forgave loans to shareholders in the amount of $100,000, and the shareholders forgave loans to the Company in the amount of $200,000. The forgiveness of these loans has been recorded as adjustments to additional paid-in capital as of August 31, 2001.

MILESTONE MARKETING INCORPORATED

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                           PAGE

INDEPENDENT AUDITORS' REPORT                                               F-11

FINANCIAL STATEMENTS AS OF AND FOR THE NINE MONTHS IN THE PERIOD ENDED
   MAY 31, 2002:

   Balance Sheet                                                           F-12

   Statement of Operations and Accumulated Deficit                         F-13

   Statement of Cash Flows                                                 F-14

   Notes to Financial Statements                                    F-15 - F-18

INDEPENDENT AUDITORS' REPORT


Board of Directors
Milestone Marketing Incorporated
Exton, Pennsylvania

We have audited the accompanying balance sheet of Milestone Marketing Incorporated (the "Company") as of May 31, 2002, and the related statements of operations and accumulated deficit, and cash flows for the nine months in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Milestone Marketing Incorporated as of May 31, 2002, and the results of its operations and its cash flows for the nine months in the period then ended in conformity with accounting principles generally accepted in the United States of America.





September 26, 2002


MILESTONE MARKETING INCORPORATED

BALANCE SHEET
MAY 31, 2002
--------------------------------------------------------------------------------

ASSETS                                                               LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT ASSETS:                                                      CURRENT LIABILITIES:
 Cash                                             $   369,254          Current portion of long-term debt               $ 3,014,428
 Accounts receivable (net of allowance for                             Accounts payable                                  1,042,434
  doubtful accounts of $40,023)                       278,699          Accrued expenses                                    150,984
 Inventory                                            151,942          Royalties payable                                   372,348
 Prepaid expenses                                      38,455          Deferred revenue                                    889,923
                                                  -----------                                                          -----------
       Total current assets                           838,350                  Total current liabilities                 5,470,117
                                                  -----------                                                          -----------
PROPERTY AND EQUIPMENT:                                              LONG-TERM DEBT, NET OF CURRENT PORTION                 29,317
 Leasehold improvements                                28,661
 Transportation equipment                             128,317
 Office equipment, furniture and fixtures              53,065
 Computer equipment and software                      684,842         COMMITMENTS AND CONTINGENCIES
                                                  -----------

                                                      894,885
 Less accumulated depreciation                      (439,088)

NET PROPERTY AND EQUIPMENT                            455,797
                                                  -----------

OTHER ASSETS:                                                        STOCKHOLDERS' DEFICIENCY
 Deferred financing costs (net of accumulated                          Common stock:
  amortization of $39,428)                            93,983           Voting, no par value, authorized 1,000 shares;
 Deposits                                             26,688          issued and outstanding, 100 shares;
                                                 -----------         Additional paid-in capital                            481,000
      Total other assets                             120,671         Accumulated deficit                                (4,565,616)
                                                 -----------                                                           -----------
TOTAL ASSETS                                     $ 1,414,818             Total stockholders' deficiency                 (4,084,616)
                                                 ===========                                                           -----------
                                                                     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY    $ 1,414,818
                                                                                                                       ===========


See notes to financial statements.



MILESTONE MARKETING INCORPORATED

STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
NINE MONTHS ENDED MAY 31, 2002

--------------------------------------------------------------------------------
NET SALES                                                          $  5,314,627

COST OF GOODS SOLD                                                    3,156,773
                                                                   ------------

           Gross profit                                               2,157,854
                                                                   ------------

SELLING, GENERAL AND ADMINISTRATIVE  EXPENSES                         3,863,918
                                                                   ------------

LOSS FROM OPERATIONS                                                 (1,706,064)

OTHER EXPENSE, NET:
  Interest expense                                                      275,954
  Other expense, net                                                     15,932
                                                                   ------------

           Total other expense, net                                     291,886
                                                                   ------------

NET LOSS                                                             (1,997,950)

ACCUMULATED DEFICIT, BEGINNING OF PERIOD                             (2,567,666)
                                                                   ------------

ACCUMULATED DEFICIT, END OF PERIOD                                 $ (4,565,616)
                                                                   ============


See notes to financial statements.


MILESTONE MARKETING INCORPORATED

STATEMENT OF CASH FLOWS
NINE MONTHS ENDED MAY 31, 2002
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                     $ (1,997,950)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                                                                   222,698
    Loss on disposal of assets                                                                      165,658
    Changes in assets and liabilities that relate to operations:
     Decrease in accounts receivable                                                                 53,001
     Decrease in inventory                                                                           19,326
     Decrease in prepaid expenses                                                                    19,529
     Increase in deposits                                                                              (546)
     Increase in accounts payable                                                                   718,568
     Increase in accrued expenses                                                                    88,594
     Increase in royalties payable                                                                  191,774
     Increase in deferred revenue                                                                   784,856
                                                                                                    -------

           Net cash provided by operating activities                                                265,508
                                                                                                    -------

CASH FLOWS FROM INVESTING ACTIVITIES--
  Purchase of property and equipment                                                               (174,912)
                                                                                                   --------

           Net cash used in investing activities                                                   (174,912)
                                                                                                   --------

CASH FLOWS FROM FINANCING ACTIVITIES--
  Payments on long-term debt                                                                        (10,830)
                                                                                                   --------

           Net cash used in financing activities                                                    (10,830)
                                                                                                   --------

NET INCREASE IN CASH                                                                                 79,766

CASH, BEGINNING OF PERIOD                                                                           289,488
                                                                                                   --------

CASH, END OF PERIOD                                                                              $  369,254
                                                                                                 ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                                       $  242,000
                                                                                                 ==========


See notes to financial statements.

MILESTONE MARKETING INCORPORATED

NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED MAY 31, 2002
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION AND OPERATIONS--Milestone Marketing Incorporated (the "Company") was incorporated in December 1993 under the laws of the Commonwealth of Pennsylvania. The Company's business is to sell traditional college rings primarily to college graduates through alumni associations. The Company also sells watches, clocks, caps and gowns and announcements.

      On July 15, 2002, American Achievement Corporation, Inc. ("AAC") of Austin, TX, a manufacturer of scholastic products and an industry leader in class rings and school year books, acquired the Company for $15,750,000, subject to adjustment in accordance with the purchase agreement. As part of the acquisition, AAC extinguished all of the Company's senior and subordinated debt (see Note 3) and related outstanding interest.

      USE OF ESTIMATES--Management uses estimates and assumptions in preparing its financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from estimates that were used.

      CASH--The Company maintains cash at a financial institution with headquarters in Philadelphia, Pennsylvania which may exceed federally insured amounts at times.

      INVENTORY--Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory consists of watches and watch dials.

      PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the lives of the assets are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which range from 3 to 5 years.

      Depreciation amounted to $203,555 for the nine months ended May 31, 2002.

      The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews for impairment of long-lived assets and certain identifiable intangibles to be held and used whenever events or changes in circumstances indicate that the carrying amount of its assets might not be recoverable and has concluded no financial statement adjustment is required.

      DEFERRED FINANCING COSTS--Deferred financing costs related to the senior subordinated debt (see Note 3) are being amortized on the straight-line method over a five-year period. Amortization was $19,143 for the nine months ended May 31, 2002.

      CONCENTRATIONS--Two vendors accounted for approximately 81% of total purchases for the nine months ended May 31, 2002. Amounts due to the two vendors were approximately 62% of the accounts payable balance as of May 31, 2002.

      NEW ACCOUNTING PRONOUNCEMENTS--In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS-REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL, AND INFREQUENT OCCURRING EVENTS AND TRANSACTIONS. This statement is effective for fiscal years beginning after December 15, 2001. Management has not yet determined the impact that the adoption of SFAS No. 144 will have on its financial position or results of operations when such statement is adopted.

2.    LINE-OF-CREDIT

      The Company maintains a line-of-credit of $1,045,000 with a bank, payable on demand of which $-0- was outstanding as of May 31, 2002. Interest is payable monthly at the prime rate (prime was 4.75% as of May 31, 2002) plus 1%. The line-of-credit is collateralized by the assets of the Company and is guaranteed by the Company's stockholders. The line is used for working capital purposes.

3.    LONG-TERM DEBT AND WARRANTS

      Long-term debt as of May 31, 2002 is as follows:

      Auto loans payable, due in monthly
         payments ranging from $577 to $869, including
         interest ranging from 7.50% to 7.99%;
         collateralized by the autos.
         Payments extend through July, 2005.                                     $   43,745

      Senior subordinated debt, due in twelve equal
         quarterly installments beginning March 31,
         2005, plus interest payable monthly at 12%;
         collateralized by the assets and common stock
         of the Company (subordinated to the line-of-credit;
         see Note 2)                                                              3,000,000
                                                                                -----------

                                                                                  3,043,745
      Less current portion                                                        3,014,428
                                                                                -----------

      Total                                                                     $    29,317
                                                                                ===========

      Scheduled maturities of long-term debt as of May 31, 2002 (before the classification to current of the subordinated debt, as noted below) are as follows:

      June 1, 2002 through August 31, 2002                          $     2,338
      Year ending August 31, 2003                                        15,162
      Year ending August 31, 2004                                        15,879
      Year ending August 31, 2005                                       510,366
      Year ending August 31, 2006                                     1,000,000
      Year ending August 31, 2007                                     1,000,000
      Thereafter                                                        500,000
                                                                    -----------

Total                                                               $ 3,043,745
                                                                    ===========

      Interest expense on all debt was $275,954 for the nine months ended May 31, 2002.

      The subordinated debt includes a commitment for another $500,000 on the same terms, subject to mutually agreed upon performance criteria.

      In connection with the issuance of the subordinated debt on March 16, 2001, the Company issued detachable put warrants which gives the lender the right to purchase 43 shares of common stock at $0.01 per share through December 31, 2012. In addition, the lender can put the warrants to the Company for cash beginning in 2006 at an amount based on a multiple of earnings before interest, taxes, depreciation and amortization.

      The Company accounts for the warrants under EITF Issue 88-9, PUT WARRANTS, and has determined that the value assigned as of March 16, 2001 and May 31, 2002 is $0.

      The subordinated debt agreement contains certain financial covenants pertaining to maintenance of net worth and indebtedness to earnings ratios. As of May 31, 2002, the Company has not met such financial covenants, as such the subordinated debt agreement is classified as current at May 31, 2002.

4.    INCOME TAXES

      Prior to March 16, 2001, the Company had elected to be taxed under the provisions of subchapter S of the Internal Revenue Code and Pennsylvania Tax Reform Code. Under these provisions, the Company did not pay federal or state income taxes on its taxable income. Instead, the Company's income, losses and credits were included in the individual tax returns of the Company's stockholders. Effective March 16, 2001, the Company terminated its S election.

      The Company provides for federal and state income taxes at the statutory rates in effect on the reported pretax financial statement income. The difference between tax and financial statement income is due to certain income tax provisions which are followed for tax purposes, such as depreciation. Temporary differences between tax and financial statement income result in deferred taxes. Deferred taxes are recorded in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. The net deferred tax asset of $833,500 is reserved for by a valuation allowance as it is more likely than not that the Company will not realize the benefit.


      The tax effects of temporary differences that give rise to the deferred tax assets are as follows:

      Allowance for doubtful  accounts                      $    5,800
      Depreciation                                               6,700
      NOL                                                      821,000
                                                            ----------
                                                               833,500
      Valuation allowance                                     (833,500)
                                                            -----------
      Deferred tax asset                                     $       0
                                                            ===========



      The Company has federal and state net operating loss carryforwards of approximately $2,413,000. If unused, the federal and state net operating loss carryforwards will expire through 2022.

5.    COMMITMENTS

      LEASES--The Company leases office space, autos and furniture under operating leases expiring through May 31, 2002.

      The following is a schedule of future minimum rental payments under the above operating leases as of May 31, 2002:

         June 1, 2002 through August 31, 2002                       $  31,471
         Year ending August 31, 2003                                  111,509
         Year ending August 31, 2004                                  106,717
         Year ending August 31, 2005                                  106,717
         Year ending August 31, 2006                                    --
         Year ending August 31, 2007                                    --
         Thereafter                                                     --
                                                                    ---------
         Total                                                      $ 356,414
                                                                    =========


      Rent expense amounted to $74,701 for the nine months ended May 31, 2002.

(c)   Exhibits.  The following exhibit is filed herewith.

   Exhibit  Description

   2.1 The Stock Purchase Agreement by and among American Achievement Corporation, Milestone Marketing Incorporated, and its stockholders and warrant holders.*

   99.1 Joint Press Release of American Achievement Corporation and Milestone Marketing Incorporated, issued July 23, 2002.*

* Previously filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on September 30, 2002.


                                          American Achievement Corporation


                                          By: /s/ Sherice P. Bench
                                             ------------------------------
                                                Sherice P. Bench
                                                CHIEF FINANCIAL OFFICER